Hexion Specialty Chemicals, Inc.

180 East Broad Street
Columbus, OH 43215
www.hexion.com

September 30, 2008

Via Facsimile and Federal Express

Huntsman Corporation
500 Huntsman Way
Salt Lake City, Utah 84108
Facsimile: (801) 584-5782
Attention: General Counsel

Dear Sam:

        Reference is made to the (i) Agreement and Plan of Merger, dated as of July 12, 2007 (the “Merger Agreement”), among Hexion Specialty Chemicals, Inc., Nimbus Merger Sub Inc. and Huntsman Corporation and (ii) Order and Final Partial Judgment in the matter of Hexion Specialty Chemicals, Inc. et al. v. Huntsman Corp., C.A. No. 3841-VCL (Del. Ch. Sept. 29, 2008) (the “Order”).

       In compliance with paragraph 6 of the Order, we hereby notify you that the Marketing Period (as defined in the Merger Agreement) starts today, September 30, 2008.

       Nothing herein shall constitute a waiver of any rights or remedies available to Parent or Merger Sub under the Merger Agreement or applicable law.

HEXION SPECIALTY CHEMICALS, INC.

By:	/s/ Mary Ann Jorgenson
Mary Ann Jorgenson
Executive Vice President and General Counsel

cc: Jeffery B. Floyd, Esq. (Vinson & Elkins L.L.P.)
Malcolm Price (Credit Suisse)
Mark Epley (Deutsche Bank)